Exhibit 10.1

Memorandum of Understanding

Between:

a)	Lopco de Venezuela, C.A., a mercantile corporation domiciled in Caracas, entered before the Mercantile Registry Fifth of the Judicial District of the Capital District and State of Miranda on September 20th 2004, under Number 51, Volume 931 A Qto., represented in this proceeding by its Directors, Messrs Luis Andres Guerrero Rosales and Juan Andres Wallis Brandt, Venezuelans, of legal age, of this domicile and identified with identity cards, numbers V-6,816,219 and V-6,815,777; in our capacity as Directors of the company, sufficiently authorized for this proceeding according to what is stated in the Incorporating Document By-Laws and in the Minutes of the Board of Directors of the Company held on March ninth (9th) 2010, hereinafter and to the purposes hereof The Owner, as party of the first part and

b)	Mercadolibre Venezuela, S.R.L., previously denominated Mercadolibre Venezuela, S.A., entered in the Mercantile Registry First of the Judicial District of the Capital District and the Bolivarian State of Miranda, on March 1st 2000, under No. 31, Volume 31-A Pro, a change in its trade name which is stated in the Minutes of Special Stockholders Meeting held on November 23rd 2011 and entered in said mercantile registry office on December 20th 2011, under No. 29, Volume 270-A, Tax Information Registry (RIF) J-30684267-5; represented in this proceeding by: Marcos Eduardo Galperin, of Argentinean nationality, of legal age, and bearer of passport number: 22432311N; Pedro Dornelles Arnt, of Brazilian nationality, of legal age, and bearer of passport number: CP429523; in their condition of class “A” attorneys in fact a representation which is evidenced in a power of attorney acknowledged before the Twelfth Notary Public Office of the Libertador Township of the Capital District on March 2nd 2012, entered under No. 9, Volume 14 of the Books of Acknowledgement kept by that Notary Office, hereinafter The Offeror, (jointly the “Parties”)

Whereas, The Owner is the proprietor of the offices identified with the nomenclature number TO-P7-06, TO-P7-09, TO-P8-01, TO-P8-02, TO-P8-03, TO-P8-04, TO-P8-05, TO-P8-06, TO-P8-09 and TO-P8-10, hereinafter The Real Properties, located in floors seven (07) and eighth (08) of the Torre Copernico that comprise part of the building denominated Centro San Ignacio, located at “Avenida Blandin, Urbanización La Castellana”, in jurisdiction of the Township of Chacao of the State of Miranda, according to document duly registered before the Real Property Registry of the Township of Chacao of the State of Miranda, on April twenty-third (23rd) 2008, under Number 26, Volume 8, Protocol Third which boundaries, measurements and other details are sufficiently stated in said document.

Whereas, The Offeror submitted an irrevocable offer to purchase The Real Properties for the amount of three hundred twenty-eight million one hundred ninety-five thousand two hundred Bolivars (Bs. 328,195,200.00).

Whereas, currently The Real Properties objet hereof are being occupied by the Despacho de Abogados miembros de Norton Rose Fulbright, S.C., a civil partnership originally entered before the Subordinate Registry Office of the Third Circuit of the Township of Chacao, State of Miranda on June fourth (4th) 1997, under No. 12, Volume 19, Protocol First and entered in the Only Tax Information Registry (RIF) J-30453793-0, in its capacity of lessee, according to contract entered with the mercantile corporation Lopco de Venezuela, C.A., aforeidentified in the Seventh Notary Public Office of the Township of Chacao, State of Miranda on July fourth (4th) two thousand thirteen (2013), entered under Number 33, Volume 106, of the Books of Acknowledgement kept by that Notary Office.

Whereas, on The Real Properties that will be the object of the referred purchase-sale there is a mortgage guarantee established in favor of the financial entities BFC Banco Fondo Comun, C.A., Banco Universal (formerly Fondo Comun C.A. Banco Universal), identified with the Tax Information Registry (RIF) J-30778189-0, mercantile corporation of this domicile, entered before the Mercantile Registry First of the Judicial District of the Capital District and State of Miranda, on January twenty-second (22nd) 2001, under No. 17, Volume 10-A-Pro, and Banco Caroní, C.A., Banco Universal, domiciled in Ciudad Guayana, Autonomous Township of Caroní, State of Bolívar, entered before the Mercantile Registry of the Judicial District of the State of Bolívar, with seat at Puerto Ordaz, on August twentieth (20th) 1981, under No. 17, Volume A No. 17, foliae 73 to 149; transformed in Universal Bank as evidenced from the documents entered in the Real Property Registry of the Townships of Chacao, State of Miranda on August twentieth (20th) 2008 and December fifteenth (15th) 2010 which copies are attached hereto.

By means hereof The Parties declare the following:

First: Given to the existence of the referred lease contract, The Owner in its capacity as lessor and owner of The Real Properties on September eighteenth (18th) 2013, through the Thirty-Seventh Public Notary Office of the Libertador Township of the Capital District proceeded to notify said Despacho de Abogados miembros de Norton Rose Fulbright, S.C., of this operation of purchase-sale to the purpose that it stated its intention to acquire The Real Properties in the conditions stipulated herein.

Second: That the price accepted for this operation shall be paid as follows: i) The amount of one hundred sixty-four million ninety-seven thousand six hundred Bolivars (Bs. 164,097,600.00), which is equivalent to fifty percent (50%) of the price, that is paid in this proceeding to The Owner to its full satisfaction, by means of a cashier’s check No. 12069878, issued against Banco Provincial and, ii) The remainder of the price, that is the amount of one hundred sixty-four million ninety-seven thousand six hundred Bolivars (Bs. 164,097,600.00), provided that (a) the Despacho de Abogados miembros de Norton Rose Fulbright, S.C., aforeidentified, states in writing its refusal to exercise the right of first refusal to which it is entitled or failing that, once the legal term expires without Despacho de Abogados miembros de Norton Rose Fulbright, S.C., having accepted the offer for sale and: (b) The Owner provides evidenced to The Offeror of having paid the obligations guaranteed with a mortgage which are stated in the whereases of this document. In that regard The Parties accept, that for the delivery of the remaining fifty percent (50%) there shall be signed a document leaving record of said fact.

Third: The Parties agree that in case that Despacho de Abogados miembros de Norton Rose Fulbright, S.C., should state its intention to exercise their right of first refusal, The Owner shall be under the obligation to void this negotiation, proceeding immediately to return the amount received as price of sale of The Real Properties, understanding this situation as the legal obligation that The Owner has towards its lessee of selling to the same The Real Properties as stipulated in article 42 of the Law on Real Property Leases and not as a failure to comply with the offer without a fair legal cause. For the above stated, the return of the amount paid shall be paid by The Owner within the maximum term of five (5) working days counted from the time when Despacho de Abogados miembros de Norton Rose Fulbright, S.C., states its intention of exercising its right of first refusal.

Fourth: The Owner leaves express record that the guarantees identified in the whereases are in process of being released by the above stated financial institutions and, in that regard, The Parties agree to grant themselves a maximum term of sixty (60) consecutive days counted from the date of signature hereof, for the obtainment of the respective releases and the registration of the definitive purchase-sale documents.

Fifth: In case that the term set for the registration of the ownership of the assets elapses, for reasons that are not imputable to any of the parties, there is established an extension of thirty (30) days additional to the stipulated term. However, The Parties accept that once the extension established in this article expires, without the purchase-sale document having been registered, The Offeror at its sole discretion may grant a new term or terms if it were necessary or void the negotiation. In case that The Offeror should decide to void the negotiation, The Owner shall be under the obligation to return to The Offeror the amounts received with an interest of twelve percent (12%) which shall be computed until the date of its definitive return for which a maximum term of five (5) working days is set counted from the time the negotiation is voided. If the failure to register the purchase-*sale document were imputable to The Owner, the latter shall return to The Offeror the amounts received according hereto, adjusted in the same proportion in which the price of The Real Properties object hereof had adjusted in the market. To the sole purposes of this article it shall be understood that the failure to release the mortgages over The Real Properties is a cause imputable to The Owner.

Sixth: The Parties agree that during the legal term stipulated for the notification of the right to first refusal, The Owner shall proceed to request and obtain before the competent entities the municipal clearances, cadastral records, Hidrocapital’s clearance and make the required payment of Income Tax withholding, which must be paid up to the date of the signature of the final purchase-sale document.

Seventh: Likewise The Parties agree that once the remaining fifty percent (50%) of the purchase-sale price has been received The Owner shall assign to The Offeror the lease contract signed with Despacho de Abogados miembros de Norton Rose Fulbright, S.C., with all its rights and obligations due to this negotiation, which shall be made in a document signed to that purpose. Likewise it is declared that as from the signature of the document wherein record is left of the total payment of the price and of the above referred assignment, The Offeror shall take possession of The Real Properties in question. However, and even if said purchase sale had not been registered it shall be to the account of The Offeror to keep up to date the charges of The Real Properties such as utilities and condominium, as from the taking of possession.

Eighth: The Offeror reserves the right to designate a natural or legal person different from itself to sign the final purchase-sale document. To that purpose it shall notify The Owner of this fact with at least ten (10) days in advance to the granting of the final purchase-sale document and deliver, jointly with said notification, the documentation relative to the designated person.

Two (2) counterparts are made of the same wording and to the same purpose, in Caracas, on the nineteenth day of the month of September two thousand thirteen (2013).

For Lopco de Venezuela C.A.	For Mercadolibre Venezuela, S.R.L.

(illegible signature)	(illegible signature)
Luis Andres Guerrero Rosales	Marcos Eduardo Galperin

(illegible signature)	(illegible signature)
Juan Andres Wallis Brandt	Pedro Dornelles Arnt

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